UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Retractable Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RETRACTABLE TECHNOLOGIES, INC.

511 Lobo Lane

Little Elm, Texas 75068-0009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 17, 2004

To the Stockholders of Retractable Technologies, Inc.:

NOTICE IS HEREBY GIVEN THAT the 2004 Annual Meeting of stockholders of Retractable Technologies, Inc., a Texas corporation (the “Company”), will be held at the Community Center of Little Elm, 107 Hardwicke Lane, Little Elm, Texas 75068, on the 17th day of September, 2004, at 10:00 a.m., central standard time (the “Annual Meeting”) for the following purposes:

To elect five Class 2 Directors;

To authorize the deletion of Section (b) of Article X of the Company’s Second Amended and Restated Articles of Incorporation; and

To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Company has fixed the close of business on July 19, 2004, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Stockholders who execute proxies solicited by the Board of Directors of the Company retain the right to revoke them at any time; unless so revoked, the shares of Common Stock represented by such proxies will be voted at the Annual Meeting in accordance with the directions given therein. If a stockholder does not specify a choice on such stockholder’s proxy for any proposal therein (or if the stockholder executes the proxy so as not to withhold authority to vote for all nominees or Proposal 2), the proxy will be voted “FOR ALL NOMINEES” and “FOR” Proposal 2 as specified in the Proxy Statement.

The list of stockholders of the Company may be examined at the offices of the Company and its registered agent beginning on September 7, 2004, and at the Annual Meeting. Further information regarding the Annual Meeting is set forth in the attached Proxy Statement.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN, AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED POSTPAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND PREFER TO VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors,

THOMAS J. SHAW CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER

PROXY STATEMENT

The following information is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Retractable Technologies, Inc., a Texas corporation (the “Company”) which has its principal executive offices at 511 Lobo Lane, Little Elm, Texas 75068-0009, to be voted at the annual meeting of stockholders of the Company (the “Annual Meeting”), which will be held at the Community Center of Little Elm, 107 Hardwicke Lane, Little Elm, Texas 75068, on the 17th day of September, 2004, at 10:00 a.m., central standard time, for the following purposes:

To elect five Class 2 Directors;

To authorize the deletion of Section (b) of Article X of the Company’s Second Amended and Restated Articles of Incorporation; and

To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

You may revoke your proxy at any time before it is exercised by: (1) sending a written statement revoking your proxy to the Secretary of the Company; (2) submitting a properly signed proxy with a later date; or (3) voting in person at the Annual Meeting. If you return your signed proxy to us before the Annual Meeting, we will vote your shares as you direct. If you do not specify on your proxy card how you want to vote your shares and/or if you do not withhold authority to vote for all nominees or Proposal 2, we will vote them “FOR ALL NOMINEES” and “FOR” Proposal 2. If any other business is properly brought before the meeting, any unspecified proxies will be voted in accordance with the judgment of the persons voting those shares. The Company will pay the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited by the Directors, Officers, and employees of the Company without additional compensation, by personal interview, telephone, or other means of electronic communication. Arrangements also may be made with brokerage firms and other custodians, dealers, banks, and trustees, or their nominees who hold the voting securities of record, for sending proxy materials to beneficial owners. Upon request, the Company will reimburse the brokers, custodians, dealers, banks, or their nominees for their reasonable out-of-pocket expenses. The Company’s Form 10-KSB annual report for the year ended December 31, 2003, was previously mailed to all shareholders. This form does not constitute a part of the proxy soliciting material.

This Proxy Statement and the enclosed form of proxy were mailed to stockholders on August 13, 2004.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

Holders of record of the Company’s Common Stock, no par value, at the close of business on July 19, 2004, the record date, are entitled to notice of and to vote on the election of five Class 2 Directors and the authorization of the deletion of Section (b) of Article X of the Company’s Second Amended and Restated Articles of Incorporation at the Annual Meeting and any adjournments or postponements thereof. Each share of Common Stock entitles the holder to one (1) vote per share on each matter to be voted on. On July 19, 2004, there were 22,578,179 shares of Common Stock issued and outstanding, which constituted the only outstanding voting Common Stock. The presence, in person or by proxy, of the holders of 50 percent of all the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting for voting by the Common Stockholders.

VOTING PROCEDURES

Election of Five Class 2 Directors

Assuming quorum is attained, a plurality of the shares of Common Stock is required for the election of the Class 2 Directors. Accordingly, if a quorum is present, the five nominees for Class 2 Director positions who receive the greatest number of votes cast for election by the holders of record of Common Stock on July 19, 2004, shall be the duly elected Class 2 Directors upon completion of the vote tabulation at the Annual Meeting.

Deletion of Section (b) of Article X of the Company’s Second Amended and Restated Articles of Incorporation

The affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock is required to authorize the deletion of Section (b) of Article X of the Company’s Second Amended and Restated Articles of Incorporation.

Abstentions and Broker Non-Votes

Abstentions will be considered present for purposes of calculating the vote but will not be considered to have been voted in favor of the matter voted upon, and broker non-votes will not be considered present for purposes of calculating the vote.

STOCKHOLDER LIST

A copy of the list of stockholders entitled to vote at the Annual Meeting will be available for inspection by qualified stockholders for proper purposes at the offices of the Company and its registered agent during normal business hours beginning on September 7, 2004, and at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF FIVE CLASS 2 DIRECTORS

Pursuant to authority granted by the Second Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, the Board of Directors has determined that the Board shall be comprised of nine (9) members. The nine (9) regular members are divided into two (2) classes generally consisting of four (4) Class 1 members and five (5) Class 2 members. Class 1 and 2 Directors serve for two (2) year terms. Five Class 2 Directors are to be elected at the Annual Meeting to hold office until the 2006 annual meeting of the shareholders when their respective successors are elected and qualified, or upon their earlier retirement, resignation, or removal. Due to dividend default voting rights of the Series II Class B Convertible Preferred (“Series II”) Shareholders, three (3) of the Class 1 Director seats are currently filled by Series II Directors. However, the Board of Directors has declared a dividend, in part, of all arrears as of June 30, 2004, payable to the Series II Shareholders. Accordingly, as of August 27, 2004, the designated dividend payment date, the terms of the Series II Directors will terminate and the Board seats will revert to Class 1 Director seats. The three vacancies will be filled by the remaining Board members. Such appointed Directors will serve until the Class 1 Directors are up for election at the 2005 annual meeting of shareholders.

The following table sets forth the information concerning the Board’s nominees for the Class 2 Director positions:

Nominees	Age	Current Position
Thomas J. Shaw	53	President and Chief Executive Officer
Steven R. Wisner	47	Executive Vice President, Engineering and Production
Douglas W. Cowan	61	Vice President and Chief Financial Officer
Clarence Zierhut	76	Independent Director
Marwan Saker	49	Independent Director

BACKGROUND OF CLASS 2 DIRECTOR NOMINEES

Thomas J. Shaw, the Founder of the Company, has served as Chairman of the Board, President, Chief Executive Officer, and a Director since the Company’s inception. In addition to his duties overseeing the management of the Company, he continues to lead our design team in product development of other medical safety devices that utilize his unique patented friction ring technology. Mr. Shaw has over 25 years of experience in industrial product design and has developed several solutions to complicated mechanical engineering challenges. He has been granted multiple patents and has additional patents pending. Mr. Shaw received a Bachelor of Science in Civil Engineering from the University of Arizona and a Master of Science in Accounting from the University of North Texas.

Steven R. Wisner joined us in October 1999 as Executive Vice President, Engineering and Production and a Director. Mr. Wisner’s responsibilities include the management of engineering, production, quality assurance, Chinese operations, and international sales. Mr. Wisner has over 25 years of experience in product design and development. Before joining us, Mr. Wisner was the Director of Operations for Flextronics International in Richardson, Texas, an electronic manufacturing services company, from May 1998 to October 1999, where he had complete responsibility for taking product ideas from the concept stage through full design and into the manufacturing process. Mr. Wisner worked as Design Services Manager at Altatron Technologies, an electronic manufacturing service company, from August 1997 to May 1998, and as Director of Engineering with Responsive Terminal Systems, a medical reporting device manufacturing company, from 1984 to 1997. While working at Texas Instruments, a leading electronics manufacturing company, from 1982 to 1984, Mr. Wisner was the team leader of a product development that successfully integrated several thousand personal computers into the worldwide Texas Instruments data network. As a project leader with Mostek Corporation, a semiconductor manufacturing company, from 1980 to 1982, he oversaw the development of automated manufacturing control systems for semiconductor assembly. Mr. Wisner began his engineering career with Rockwell-Collins, an avionics division of Rockwell International, in 1977, where he was involved in the design of flight navigation equipment, including the first GPS (Global Positioning System). Mr. Wisner holds a Bachelor of Science in Computer Engineering from Iowa State University.

Douglas W. Cowan is a Vice President and our Chief Financial Officer, Treasurer, and a Director. Mr. Cowan joined the Company as Chief Financial Officer and was elected to the Board of Directors in 1999. He is responsible for the financial, accounting, risk management and forecasting functions of the Company. Mr. Cowan has a Bachelor of Business Administration from Texas Technological College. He is a CPA licensed in Texas.

Clarence Zierhut has served on our Board of Directors since April 1996. Since 1955, Mr. Zierhut has operated an industrial design firm, Zierhut Design, now Origin Design, which develops new products from concept through final prototypes. During his professional career, Mr. Zierhut has created over 3,000 product designs for more than 350 companies worldwide, in virtually every field of manufacturing, and has won many international awards for design excellence. His clients have included Johnson & Johnson, Abbott Laboratories, Gould, and McDonnell Douglas. He received a Bachelor of Arts from Art Center College of Design in Los Angeles, California.

Marwan Saker first joined our Board of Directors in June 2000. Since 1983, Mr. Saker has served as Chief Executive Officer of Sovana, Inc., an export management company that supplies agricultural equipment and supplies to overseas markets. Since 2000, he has served as Director of Consolidated Food Concepts Inc. From 1991 to 2001, Mr. Saker served as a Director of Meridian Marketing & Logistics Inc., an international transportation and home furnishing distribution company. Since 1986, he has served as President of International Exports & Consulting Inc., an export management, consulting and distribution company. Since 2000, he has served as Vice President of Hanneke Corp., an overseas sourcing company. From 1998 to 2001, he served as a Member of My Investments, LLC, an equity investment company. Since 1999, he has served as President of Saker Investments Inc., a company that manages an investment portfolio. Since 1998, he has served as a General Partner of Maya Investments, Ltd., an investment management limited partnership. He also serves as a Member of MMDA, LLC, a real estate development company. Mr. Saker has acted as a representative for United States companies seeking distribution, licensing, and franchising in the Middle East, Europe, and North Africa. Mr. Saker was instrumental in developing successful partnerships in more than 15 countries. He offices in Dallas, Texas.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR ALL NOMINEES”.

In the event any of the nominees should be unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for the election, in his stead, of any other person the Board of Directors may recommend. The nominees are currently serving as Class 2 Directors of the Company, and, if they are re-elected, the nominees will continue to serve until their terms expire upon the election and qualification of their successors, or upon their earlier retirement, resignation, or removal. The nominees have indicated their willingness to serve the full term, and Management of the Company knows of no reason why they would be unable to serve.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our capital stock as of August 2, 2004, for: (a) each person known by us to own beneficially 5 percent or more of the voting capital stock, (b) each Director, and (c) the four highest paid executive officers (earning in excess of $100,000 annually) who own capital stock. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to his or her shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock

As a Group	Officers and Directors 511 Lobo Lane, P.O. Box 9 Little Elm, TX 75068-0009	12,270,500	46.6%

As Individuals	Thomas J. Shaw(2)	11,280,000	42.8%
	Lillian E. Salerno(3)	2,794,500	10.6%
	Marwan Saker(4)	461,000	1.7%
	Russell B. Kuhlman(5)	50,600	Less than 1%
	Clarence Zierhut(6)	66,000	Less than 1%
	Douglas W. Cowan(7)	50,000	Less than 1%
	Steve R. Wisner(8)	170,000	1%
	Michele M. Larios(9)	60,400	Less than 1%
	John J. McDonald(10)	32,500	Less than 1%
	Kenneth W. Biermacher(11)	55,000	Less than 1%
	Timothy G. Greene(12)	45,000	Less than 1%

Class B Stock

As a Group	Officers and Directors 511 Lobo Lane, P.O. Box 9 Little Elm, TX 75068-0009	435,000	13.7%

As Individuals	Thomas J. Shaw Marwan Saker Lillian E. Salerno	80,000 355,000 12,500	2.5 11.2 Less than 1	% % %

(1)	The percentages of each class are based on 26,352,795 shares of Common Stock equivalents consisting of 22,580,679 shares of Common Stock outstanding, 3,181,616 shares of Class B Convertible Preferred Stock outstanding and options for the purchase of 590,500 shares of Common Stock obtainable by exercise within 60 days of the mailing date.

(2)	80,000 of the 11,280,000 shares identified as Common Stock are preferred shares which are eligible for conversion into Common Stock within 60 days of the mailing date.

(3)	Lillian Salerno is a holder of more than 5 percent of the Company’s voting stock. All other persons listed in the table are Officers or Directors of the Company. Furthermore, 12,500 of the shares identified as Common Stock are preferred shares which are eligible for conversion into Common Stock within 60 days of the mailing date.

(4)	355,000 of the shares identified as Common Stock are preferred shares which are eligible for conversion into Common Stock within 60 days of the mailing date. The preferred shares are held as follows: Saker Investments holds 15,500 shares of Series IV Stock and 25,000 shares of Series V Stock; Sovana Cayman Islands, Inc. holds 300,000 shares of Series IV Stock; and My Investments holds 14,500 shares of Series IV Stock. Mr. Saker is an Officer or Director and shareholder for each of these companies. The remaining 106,000 shares identified as Common Stock are shares acquirable through the exercise of options held by Mr. Saker within 60 days of the mailing date.

(5)	These shares identified as Common Stock are shares acquirable by the exercise of stock options within 60 days of the mailing date.

(6)	These shares identified as Common Stock are shares acquirable by the exercise of stock options within 60 days of the mailing date.

(7)	These shares identified as Common Stock are shares acquirable by the exercise of stock options within 60 days of the mailing date.

(8)	167,500 of these shares identified as Common Stock are shares acquirable by the exercise of stock options within 60 days of the mailing date.

(9)	50,400 of the shares identified as Common Stock are shares acquirable by the exercise of stock options within 60 days of the mailing date.

(10)	2,500 of these shares identified as Common Stock are preferred shares which are eligible for conversion into Common Stock within 60 days of the mailing date. 30,000 are shares acquirable by the exercise of stock options within 60 days of the mailing date.

(11)	20,000 of these shares identified as Common Stock are preferred shares which are eligible for conversion into Common Stock within 60 days of the mailing date. 35,000 are shares acquirable by the exercise of stock options within 60 days of the mailing date.

(12)	10,000 of these shares identified as Common Stock are preferred shares which are eligible for conversion into Common Stock within 60 days of the mailing date. 35,000 are shares acquirable by the exercise of stock options within 60 days of the mailing date.

There are no arrangements the operation of which would result in a change in control of the Company.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

The following table sets forth information concerning our Directors, executive officers, and certain of our significant employees as of the mailing date. Our Board of Directors consists of a total of nine (9) members, four (4) members of which are generally Class 1 Directors and five (5) of which are generally Class 2 Directors which serve for two-year terms. Because of dividend default voting rights, Series II Shareholders had the right to fill one-third ( 1/3) of the Board seats. Series II Directors serve from election until the next annual meeting. Accordingly the Board currently consists of five Class 2 Directors elected in 2002 serving until the 2004 Annual Meeting, one Class 1 Director elected in 2003 serving until the 2005 annual meeting, and three (3) Series II Directors. Due to dividend default voting rights of the Series II Shareholders, three (3) of the

Class 1 Director seats are currently filled by Series II Directors. However, the Board of Directors has declared a dividend, in part, of all arrears as of June 30, 2004, payable to the Series II Shareholders. Accordingly, as of August 27, 2004, the designated dividend payment date, the terms of the Series II Directors will terminate and the Board seats will revert to Class 1 Director seats. The three (3) vacancies will be filled by the remaining Board members. Such appointed Directors will serve until the Class 1 Directors are up for election at the 2005 annual meeting of shareholders.

Name	Age	Position	Term as Director Expires
EXECUTIVES
Thomas J. Shaw*	53	Chairman, President, Chief Executive Officer, and Class 2 Director	2004
Steven R. Wisner*	47	Executive Vice President, Engineering & Production and Class 2 Director	2004
Lawrence G. Salerno	44	Director of Operations	N/A
James A. Hoover	56	Production Manager	N/A
Russell B. Kuhlman	50	Vice President, Sales, and Class 1 Director	2005
Kathryn M. Duesman	41	Director of Clinical Services	N/A
Douglas W. Cowan*	61	Vice President, Chief Financial Officer, Treasurer, and Class 2 Director	2004
Michele M. Larios	38	Vice President, General Counsel, and Secretary	N/A

INDEPENDENT DIRECTORS
Kenneth W. Biermacher	50	Series II Director	2004
Timothy G. Greene	65	Series II Director	2004
John J. McDonald, Jr.	54	Series II Director	2004
Clarence Zierhut*	76	Class 2 Director	2004
Marwan Saker*	49	Class 2 Director	2004

SIGNIFICANT EMPLOYEES
Phillip L. Zweig	57	Communications Director	N/A
Judy Ni Zhu	46	Research and Development Manager	N/A
Weldon G. Evans	63	Manager of Manufacturing Engineering	N/A
Roni Diaz	34	Director of Regulatory Affairs	N/A
Timothy E. Poquette	49	Quality Assurance Manager	N/A
John W. Fort III	36	Director of Accounting	N/A

*	Incumbent Director nominee

EXECUTIVES

Thomas J. Shaw, the Founder of the Company, has served as Chairman of the Board, President, Chief Executive Officer, and Director since the Company’s inception. In addition to his duties overseeing the management of the Company, he continues to lead our design team in product development of other medical safety devices that utilize his unique patented friction ring technology. Mr. Shaw has over 25 years of experience in industrial product design and has developed several solutions to complicated mechanical engineering challenges. He has been granted multiple patents and has additional patents pending. Mr. Shaw received a Bachelor of Science in Civil Engineering from the University of Arizona and a Master of Science in Accounting from the University of North Texas.

Steven R. Wisner joined us in October 1999 as Executive Vice President, Engineering and Production and a Director. Mr. Wisner’s responsibilities include the management of engineering, production, quality assurance, Chinese operations, and international sales. Mr. Wisner has over 25 years of experience in product design and development. Before joining us, Mr. Wisner was the Director of Operations for Flextronics International in Richardson, Texas, an electronic manufacturing services company, from May 1998 to October 1999, where he had complete responsibility for taking product ideas from the concept stage through full design and into the manufacturing process. Mr. Wisner worked as Design Services Manager at Altatron Technologies, an electronic manufacturing service company, from August 1997 to May 1998, and as Director of Engineering with Responsive Terminal Systems, a medical reporting device manufacturing company, from 1984 to 1997. While working at Texas Instruments, a leading electronics manufacturing company, from 1982 to 1984, Mr. Wisner was the team leader of a product development that successfully integrated several thousand personal computers into the worldwide Texas Instruments data network. As a project leader with Mostek Corporation, a semiconductor manufacturing company, from 1980 to 1982, he oversaw the development of automated manufacturing control systems for semiconductor assembly. Mr. Wisner began his engineering career with Rockwell-Collins, an avionics division of Rockwell International, in 1977, where he was involved in the design of flight navigation equipment, including the first GPS (Global Positioning System). Mr. Wisner holds a Bachelor of Science in Computer Engineering from Iowa State University.

Lawrence G. Salerno has been employed with us since 1995 and has served as Director of Operations for us since 1998. He is responsible for the manufacture of all VanishPoint® products, as well as all product development, Quality Assurance, and process development projects. In addition, he supervised all aspects of the construction of our facilities in Little Elm, Texas. Mr. Salerno is the brother of Lillian E. Salerno, a shareholder holding more than 10 percent of the Common Stock, former Director and current consultant to the Company.

James A. Hoover joined us in February 1996 and is our Production Manager. He is responsible for supervision of the production of our products. Mr. Hoover has also developed and implemented FDA required procedures and has been involved in the FDA inspection process. Mr. Hoover joined us after working for Sherwood for 26 years. During his tenure with Sherwood, a medical device manufacturing company, he gained hands-on experience in all aspects of the medical device manufacturing process. Mr. Hoover began his career with Sherwood as a materials handler and worked his way up through a series of positions with added responsibilities to his final position there as Production Manager of Off-Line Molding, Operating Room/Critical Care. In this capacity, he managed several departments, ran several product lines, and hired and supervised over 200 employees. While at Sherwood, he also gained experience with one of the country’s first safety syringes, the Monoject®.

Russell B. Kuhlman joined us in February 1997 and is our Vice President, Sales and a Director. Mr. Kuhlman joined the Board of Directors in 2001. Mr. Kuhlman is responsible for management of the sales force and liaison with group purchasing organizations (“GPOs”) and product training for our sales organization, as well as distribution. Mr. Kuhlman’s efforts with us have resulted in bringing onboard specialty distributors, influencing legislation, and educating influential healthcare representatives about the benefits of the VanishPoint® product line. Mr. Kuhlman is respected throughout the industry and is a main contributor to the safety effort in this country. He has a sales background in the medical service industry that includes his most recent work for Bio-Plexus, a medical device manufacturing company, from 1994 to 1997, where he developed strategic marketing plans for new safety products. Prior to his work there, Mr. Kuhlman worked as Director of Sales and Marketing for Ryan Winfield Medical, Inc., a medical device manufacturing company, from 1989 to 1994, where he launched several new products, developed strategic sales territories, and was the trainer for Sales and Regional Managers. Mr. Kuhlman also worked for BD Vacutainer® Systems, a medical products company, in the Houston Territory from 1980 to 1989, where he was recognized as the National Sales Representative for the year 1987. Mr. Kuhlman holds a Bachelor of Science in Finance from the University of Tennessee.

Kathryn M. Duesman, RN, joined us in 1996 and currently serves as the Director of Clinical Affairs and Marketing. She provides clinical expertise on existing VanishPoint® products as well as those in development. She has been instrumental in developing training and marketing materials and has spoken and been published on needle safety issues. Ms. Duesman has provided needle safety training to healthcare organizations, schools of nursing and government agencies. In 1996, Ms. Duesman served as a Registered Nurse (“RN”) at Denton Community Hospital. From 1995 to part of 1996, Ms. Duesman served as a RN at Pilot Point Home Health, an agency for home healthcare. From 1992 to 1995, Ms. Duesman served as a RN for Denton Community Hospital. Ms. Duesman is a 1985 graduate of Texas Woman’s University with a Bachelor of Science in Nursing. Ms. Duesman’s clinical background as a registered nurse includes diagnostic, acute, and home healthcare nursing.

Douglas W. Cowan is a Vice President and our Chief Financial Officer, Treasurer, and a Director. Mr. Cowan joined the Company as Chief Financial Officer and was elected to the Board of Directors in 1999. He is responsible for the financial, accounting, risk management and forecasting functions of the Company. Mr. Cowan has a Bachelor of Business Administration from Texas Technological College. He is a CPA licensed in Texas.

Michele M. Larios joined us in February 1998 and currently serves as a Vice President, the General Counsel, and Secretary of the Company. Ms. Larios is responsible for the legal and legislative, human resource, and regulatory functions of the Company. In addition to working on legal matters and with outside counsel, Ms. Larios works with legislators on pertinent issues and relevant legislation. Ms. Larios received a Bachelor of Arts in Political Science from Saint Mary’s College in Moraga, California, and a Juris Doctorate from Pepperdine University School of Law in Malibu, California.

INDEPENDENT DIRECTORS

Kenneth W. Biermacher, Esq. was first elected as a Series II Director in February 2001. Mr. Biermacher has also served as a shareholder, director, and Vice President of Kane, Russell, Coleman & Logan, a Dallas based law firm, since February 1993 and as the law firm’s General Counsel since January 2004. He has also served as a Director of the Henry C. Lee Institute of Forensic Science since October 2003. Mr. Biermacher received a Bachelor of Science, summa cum laude in 1976 from the University of New Haven and a Juris Doctorate, with honors, in 1979 from Drake University School of Law.

Timothy G. Greene, Esq. was elected as a Series II Director in February 2001. Mr. Greene also has served as co-founder and principal of Stuart Mill Capital, Inc., an investment company in McLean, Virginia, since 1997. Mr. Greene is responsible for reviewing investment opportunities on a continuing basis principally in the financial services sector. From 1999 to September 2001, Mr. Greene served as Vice President and General Counsel for Sato Travel Holding Co. Inc. in Virginia where, in addition to serving as a member of the executive team, he supervised the Legal and Corporate Secretary, Administration, Human Resources, and Internal Audit. Mr. Greene also served on their Board of Directors. Mr. Greene received his Bachelor of Arts in Economics (cum laude) from the University of Idaho in 1961 and his LLB from George Washington University Law School in 1965. Mr. Greene was a Ford Foundation Fellow in Economic Development at Brown University Graduate School from 1961 to 1962.

John J. McDonald, Jr., was first elected as a Series II Director in January 2003. He was appointed Chief Executive Officer of ConnectME Technologies, Inc. in November 2003. He has served as the Chairman of the Board, President, Chief Executive Officer, and Chief Financial Officer for Wireless Web Connect!, Inc., formerly Intellicall, Inc. (“Wireless Web Connect!”), a public company, since 1987. He has served as the Chief Executive Officer for Wireless Web Connect! since March 1998. From May 2003 to February 2004, he served on the Board of Directors of MA II Holdings. Since August 1997, he served as Wireless Web Connect!’s President and Chief Operating Officer. From February 1997 to August 1997, he served Wireless Web Connect! as the Senior Vice President, Sales and Marketing. He was first elected to the Board of Directors of Wireless Web Connect! in November of 1997. He currently serves on the Board of Directors of Wireless Web Connect!. He was further elected to the Board of Directors of ILD Telecommunications, a former affiliate of Wireless Web Connect!, in April of 1998. Mr. McDonald continues his service on the ILD Board. He was responsible for managing Wireless Web Connect! (Intellicall) through major change and decline in its historical industry and restructuring its manufacturing operations to reduce its long-term financial exposure. Prior to working with Wireless Web Connect!, Mr. McDonald served as the Senior Vice President of Intecom from June 1994 to February 1997 where he was responsible for all field operations, including Customer Service, Sales, Sales engineering, Distributor programs, Contract administration, and Market development. He also served on the executive committee for the Incite division of Intecom. Prior to Intecom, Mr. McDonald served from 1986 to 1994 as a Vice President with Ericsson and 1969 to 1986 in various management and executive positions with Northern Telecom. Mr. McDonald’s education includes several AMA study courses and numerous industry management courses as well as an electronics curriculum at Sylvania Technical School. In 1968, Mr. McDonald was involved in a start-up telecommunications company later sold to Northern Telecom.

Clarence Zierhut has served on our Board of Directors since April 1996. Since 1955, Mr. Zierhut has operated an industrial design firm, Zierhut Design, now Origin Design, which develops new products from concept through final prototypes. During his professional career, Mr. Zierhut has created over 3,000 product designs for more than 350 companies worldwide, in virtually every field of manufacturing, and has won many international awards for design excellence. His clients have included Johnson & Johnson, Abbott Laboratories, Gould, and McDonnell Douglas. He received a Bachelor of Arts from Art Center College of Design in Los Angeles, California.

Marwan Saker first joined our Board of Directors in June 2000. Since 1983, Mr. Saker has served as Chief Executive Officer of Sovana, Inc., an export management company that supplies agricultural equipment and supplies to overseas markets. Since 2000, he has served as Director of Consolidated Food Concepts Inc. From 1991 to 2001, Mr. Saker served as a Director of Meridian Marketing & Logistics Inc., an international transportation and home furnishing distribution company. Since 1986, he has served as President of International Exports & Consulting Inc., an export management, consulting and distribution company. Since 2000, he has served as Vice President of Hanneke Corp., an overseas sourcing company. From 1998 to 2001, he served as a Member of My Investments, LLC, an equity investment company. Since 1999, he has served as President of Saker Investments Inc., a company that manages an investment portfolio. Since 1998, he has served as a General Partner of Maya Investments, Ltd., an investment management limited partnership. He also serves as a Member of MMDA, LLC, a real estate development company. Mr. Saker has acted as a representative for United States companies seeking distribution, licensing, and franchising in the Middle East, Europe, and North Africa. Mr. Saker was instrumental in developing successful partnerships in more than 15 countries. He offices in Dallas, Texas.

SIGNIFICANT EMPLOYEES

Phillip L. Zweig joined us in December 1999 as Communications Director. Mr. Zweig is a prize winning financial journalist who has worked as a staff reporter at The American Banker, The Wall Street Journal, Bloomberg Business News, and other media organizations. From 1993 to 1998, he served as Corporate Finance Editor at Business Week where he wrote a major article on the Company. Before joining us, he worked as a freelance financial writer and editorial consultant. His clients included Andersen Consulting and Boston Consulting Group. Mr. Zweig received a Bachelor of Arts in Behavioral Psychology from Hamilton College and a Master of Business Administration from the Baruch College Graduate School of Business.

Judy Ni Zhu joined us in 1995 and is our Research and Development Manager. Her primary focus is on new product development and improvement of current products. Prior to joining us, Ms. Zhu worked with Checkmate Engineering, an engineering firm, as a design engineer on the original 3cc syringe and other SBIR grant projects. Ms. Zhu received her Bachelor of Science from Northwest Polytechnic University in Xian, China, and her Master of Engineering from University of Texas at Arlington. Ms. Zhu has assisted in design modifications for the 3cc syringe, which have maximized both product reliability and production efficiency. She also designed and developed a manual needle assembly machine and an automatic lubricating and capping system for the 3cc syringe and developed and assisted in the design of automated blood collection tube holder assembly equipment. Ms. Zhu has collaborated with Ms. Duesman and Mr. Shaw in the filing of several patent applications.

Weldon G. Evans joined us in October 2000 as Manager of Manufacturing Engineering. His responsibilities include the support of new product development and current production, as well as the creation of new and improved manufacturing processes. Prior to joining us, he served as a senior project engineer with BD, a medical technology company, from 1973 to 2000. He received a Bachelor of Science degree in Mechanical Engineering and a Master of Science degree in Engineering Administration from Southern Methodist University. Mr. Evans is a member of Pi Tau Sigma National Honorary Mechanical Engineering Society and the American Society of Mechanical Engineering.

Roni Diaz is our Director of Regulatory Affairs. She joined us in March 2001 as Manager of Regulatory Affairs. Her responsibilities include development and implementation of company regulatory and quality policies, communication with FDA, European and other medical regulatory authorities, implementation of ISO 9001 and other necessary quality system certifications, obtaining CE mark approvals, generating and maintaining technical files, routine regulatory reports, and regulatory licensures applications and renewals. Prior to joining us, Ms. Diaz served as a Regulatory/Clinical Project Manager for MedTrials, a medical device and pharmaceutical consulting firm. From 1996–1999, she worked for Arthrocare, a medical device manufacturer, as a regulatory/clinical affairs associate. She received a Bachelor of Science degree in Health Sciences from San Jose State University. Ms. Diaz is a member of the Regulatory Affairs Professional Society and holds a Regulatory Affairs Certification.

Timothy E. Poquette joined us in May 2000 as Quality Engineer and assumed the responsibilities of Quality Assurance Manager in July 2001. In this capacity, he is responsible for Quality Engineering and Assessment. Mr. Poquette holds an AAS in Chemical Technologies from Hartford State Technical College and is certified in quality engineering and quality management by the American Society for Quality. His professional experience includes 25 years of employment in the specialty chemical, pharmaceutical, and medical device industries; before joining us, he served as supervisor of the QA Chemistry and Microbiology laboratories for the Oral Pharmaceuticals division of Colgate Palmolive.

John W. Fort III is our Director of Accounting. Mr. Fort joined us in March of 2000 as a Financial Analyst and has served as our Director of Accounting since October of 2002. His primary responsibilities include managing the day-to-day operations of the Accounting and Finance Department, coordination of the annual audits, and interim reviews by our independent accountants, as well as the cost accounting and forecasting functions of the Company. Prior to joining us, he served as the manager of financial planning for the product-marketing department of Excel Communications. Mr. Fort also served as the Manager of Budgeting and Projections for Snelling and Snelling, Inc., an international personnel services firm. Mr. Fort holds a Bachelor of Business Administration in Accounting from Tarleton State University.

FAMILY RELATIONSHIPS

There are no family relationships among the above persons except as set forth above.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of the above persons or any business in which such person was an executive officer have been involved in a bankruptcy petition, been subject to a criminal proceeding (excluding traffic violations and other minor offenses), been subject to any order enjoining or suspending their involvement in any type of business, or been found by a court or administrative body to have violated a securities law.

DIRECTORSHIPS IN OTHER COMPANIES

No Directors hold directorships in reporting companies other than as set forth above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires our Directors, executive officers, and persons who own more than 10 percent of a registered class of our securities to file with the United States Securities and Exchange Commission (the “SEC”) initial reports of beneficial ownership (Form 3) and reports of changes in beneficial ownership (Forms 4 and 5) of our Common Stock and our other equity securities. Officers, Directors, and greater than 10 percent shareholders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on a review of Forms 3 and 4 provided to us, all Directors, Officers, and holders of more than 10 percent of our securities registered pursuant to Section 12 of the Securities Exchange Act filed reports required by Section 16(a) of the Exchange Act as of December 31, 2003, with the exception of one filing that was previously reported in our Form 10-KSB annual report.

CODE OF ETHICS

Effective as of March 9, 2004, we adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all Directors and employees, including the Company’s principal executive and financial officers. Our Code is designed to deter wrongdoing and to promote:

1.	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interests between personal and professional relationships;

2.	Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications;

3.	Compliance with applicable governmental laws, rules, and regulations;

4.	The prompt, internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

5.	Accountability for adherence to the Code.

We have posted a copy of the Code on our website at www.vanishpoint.com. Any amendment to this Code or waiver of its application to the principal executive officer, principal financial officer, accounting officer, or controller or similar person shall be disclosed to investors by means of a Form 8-K filing with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We believe that all of the transactions set forth below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Thomas J. Shaw, our President and Chief Executive Officer who beneficially owned 49.6 percent of the outstanding Common Stock as of August 2, 2004, was paid a licensing fee of $500,000 (amortized over 17 years) by us for the exclusive worldwide licensing rights to manufacture, market, sell, and distribute retractable medical safety products. In addition, Mr. Shaw receives a 5 percent royalty on gross sales of all licensed products sold to customers over the life of the technology licensing agreement. Mr. Shaw was paid a royalty of $400,000 and $923,357 for 2002 and 2003, respectively. Mr. Shaw received, in 2003, a total of $728,609 from the proceeds of some of the settlements relating to our antitrust lawsuit styled Retractable Technologies, Inc. v. Becton Dickinson & Company (“BD”), Tyco International (U.S.), Inc., Tyco Healthcare Group, L.P., Novation, L.L.C., VHA, Inc., Premier, Inc. and Premier Purchasing Partners, L.P., pursuant to the terms of the Covenant Not to Sue. Mr. Shaw and his wife waived royalties of $1.5 million in 2002.

Lillian E. Salerno, a consultant for the Company, a 10 percent shareholder, and former Director, d/b/a Mill Street Enterprises (“Mill Street”), a sole proprietorship, leases offices at 618, 620, 622, and 628 S. Mill Street, in Lewisville, Texas, to us for our marketing and sales department. This lease is for a five-year period beginning in July 2002 at a monthly rate of $2,900. Lease payments of $34,800 and $34,800 were paid in 2002 and 2003, respectively.

We have a consulting agreement with MediTrade International Corporation, a company controlled by Lillian E. Salerno. The contract expired on May 31, 2001. The contract is now on a month-to-month basis. MediTrade has agreed to establish contacts with major European entities to develop marketing and distribution channels as well as licensing agreements. MediTrade is paid $16,667 per month and reimbursed for business expenses incurred on behalf of the Company, not to exceed $5,000 per month without prior approval for the term of the contract. During the years ended December 31, 2003 and 2002, we paid $253,952 and $201,120 respectively, under this agreement.

CORPORATE GOVERNANCE

The Board of Directors has the responsibility for establishing corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. Currently, a majority (five of nine) of the Directors serving on our Board of Directors are independent Directors as defined in Section 121(A) of the listing standards of The American Stock Exchange (the “AMEX”). The Company’s current independent Directors are Clarence Zierhut, Marwan Saker, Kenneth W. Biermacher, Timothy G. Greene, and John J. McDonald, Jr. The terms of Messrs. Biermacher, Greene, and McDonald will terminate as of August 27, 2004, due to payment of all dividends in arrears to the Series II Shareholders. The remaining Board members will fill the vacancies. Management intends to recommend that the vacancies be filled by independent Directors.

The Board of Directors meets regularly throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. During the last fiscal year, the Board of Directors met seven (7) times. None of the Directors attended fewer than 75 percent of the aggregate meetings of the Board of Directors or committees served thereon in 2003. The Board of Directors has established standing Executive, Audit, Compensation and Benefits, and Nominating Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. A description of the committees and their functions, their current members, and the number of meetings held by them during the last fiscal year are described below.

Executive Committee

The Executive Committee possesses and may exercise all the powers and authority of the Board of Directors in the control and management of the business and affairs of the Company during intervals between regular meetings of the Board of Directors. These powers are limited as follows: the committee cannot fill any of its vacancies and the committee does not have the power to declare dividends, amend Bylaws, elect or remove any Officer or Director, submit to shareholders actions that require approval of shareholders, amend any resolution of the Board of Directors, act on matters assigned to other committees, create or fill any vacancies on the Board of Directors, authorize distributions, or issue shares. The Executive Committee has never met. The Executive Committee currently consists of Thomas J. Shaw and Steven R. Wisner.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee represents and assists the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices and legal compliance of the Company. The Audit Committee has general responsibility for oversight of the accounting and financial processes of the Company, including oversight of: (1) the integrity of the Company’s financial statements and its financial reporting and disclosure practices, (2) the Company’s compliance with legal and regulatory requirements, and (3) the qualification and independence of the Company’s independent accountants and the performance of the audit of the Company’s financial statements by the independent accountants. The Audit Committee also provides an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors. The Audit Committee met a total of five (5) times in 2003. Our amended, written Audit Committee Charter adopted by the Board of Directors on May 11, 2004, is attached hereto as Appendix 1 and is available on our website, www.vanishpoint.com. The members of the Audit Committee are independent as defined by Section 121(A) of the listing standards of the AMEX.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements with Management. The Audit Committee has discussed with CF & Co., L.L.P. (“CF & Co.”) the matters required to be discussed by SAS 61, as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independent accountants’ independence. Based on the reviews and discussions with our independent accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-KSB annual report for the year ended December 31, 2003, for filing with the SEC.

The Audit Committee currently consists of Messrs. Clarence Zierhut, John J. McDonald, Jr., and Marwan Saker. As of August 27, 2004, Mr. McDonald’s term as a Series II Director will terminate and the Audit Committee will have one vacancy.

Compensation and Benefits Committee

The Compensation and Benefits Committee discharges the Board of Directors’ responsibilities relating to the compensation of our executives and Directors, prepares reports on compensation, as requested, and administers our equity and other incentive compensation plans. The Compensation and Benefits Committee met one time during the last fiscal year. The Compensation and Benefits Committee currently consists of Messrs. John J. McDonald, Jr., Clarence Zierhut, and Kenneth W. Biermacher, who were appointed in 2004. The charter is available on our website, www.vanishpoint.com. All members of our Compensation and Benefits Committee are independent as defined by the AMEX listing standards. As of August 27, 2004, the terms of Series II Directors Messrs. McDonald and Biermacher will terminate and the Compensation and Benefits Committee will have two vacancies.

The Board of Directors previously established a temporary Special Compensation Committee, prior to the appointment of independent Directors as members of this committee, for the purpose of reviewing management’s recommendations for a one-time performance bonus to employees. This temporary committee consisted of Mr. Kenneth W. Biermacher, Mr. Timothy G. Greene, and Mr. John J. McDonald, Jr., all of whom are independent Directors. This temporary committee met one time.

Nominating Committee

The Nominating Committee assists the Board of Directors by identifying qualified candidates for Director positions, recommending Director nominees for the annual meetings, recommending candidates for election by the Board of Directors to fill vacancies on the Board and recommending Director nominees for committee vacancies. The Nominating Committee was established on May 11, 2004, and therefore did not meet in 2003. The Nominating Committee consists of Messrs. Kenneth W. Biermacher, Marwan Saker, and Timothy G. Greene. As of August 27, 2004, the terms of Messrs. Biermacher and Greene as Series II Directors will terminate and the Nominating Committee will have two vacancies. The charter of the Nominating Committee is available at our website, www.vanishpoint.com. All members of our Nominating Committee are independent as defined by the AMEX’s listing standards.

As set forth in Section (C)(5) of the Company’s Nominating Committee Charter, it is the policy of the Nominating Committee to consider all bona fide candidates recommended by shareholders for nomination for election to the Board. The committee considers such candidates using the same screening criteria as are applied to all other potential nominees for election, provided that the shareholder nominations are submitted in a timely and complete manner.

Shareholder nominees properly submitted by any shareholder will be considered for recommendation by the Nominating Committee to the Board of Directors and for recommendation by the Board to the shareholders in our proxy statement. The procedure to be followed by shareholders in submitting such recommendations for the next annual meeting is set forth in detail herein in the Section entitled “DIRECTOR NOMINATIONS TO BE CONSIDERED BY THE BOARD IN 2005.”

We establish, through our Nominating Committee, selection criterion that identifies desirable skills and experience for prospective Board members, including those properly nominated by shareholders, and addresses the issues of diversity and background. The Board, with the assistance of the Nominating Committee, selects potential new Board members using the criteria and priorities established from time to time based upon the needs of the Company. The composition, skills, and needs of the Board change over time and will be considered in establishing the desirable profile of candidates for any specific opening on the Board of Directors.

Pursuant to Section (C) of the Nominating Committee Charter, at a minimum, recommended nominees by the Nominating Committee for service on the Board must be well regarded and experienced participants in their field(s) of specialty, familiar at the time of their appointment with the Company’s business, willing to devote the time and attention necessary to deepen and refine their understanding of the Company and the issues facing it, and must have an understanding of the demands and responsibilities of service on a public company board of directors. The Nominating Committee will also consider such qualities as independence from the Company. Each nominee will be considered both on his or her individual merits and in relation to existing or other potential members of the Board, with a view to establishing a well-rounded, diverse, knowledgeable, and experienced Board.

The Nominating Committee considers nominees recommended by Board members, Management, and the shareholders. It is further empowered, when necessary in its judgment, to retain and compensate third party search firms to assist in identifying or evaluating potential nominees.

Communications with the Board of Directors

The Board of Directors has established a Disclosure Representative Policy and a standing Disclosure Representative position. It is the policy of the Company that the Disclosure Representative serve as the primary contact for shareholders and others desiring to communicate directly with the Board of Directors or any specified, individual Director(s). It is the policy of the Company that all communications addressed to the Board of Directors or the Disclosure Representative are sent to all Board members. It is further the policy of the Company that the Disclosure Representative shall serve the Board of Directors by addressing issues affecting securities law disclosures brought to the Board’s attention and making recommendations to the Board regarding such issues, if any. The current Disclosure Representative is Timothy G. Greene. Mr. Greene’s term as a Series II Director terminates on August 27, 2004. The Company will announce the new Disclosure Representative when appointed. Communications intended for the Board of Directors should be in writing, addressed to the attention of the “Disclosure Representative,” and sent to 511 Lobo Lane, Little Elm, Texas 75068-0009.

Policy Regarding Attendance at Annual Meetings

We have an oral policy encouraging Board members’ attendance at annual meetings. Two of the Board members attended the 2003 annual meeting.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of the Chief Executive Officer and the four additional highest paid executive Officers whose total cash compensation exceeded $100,000 for any of the past three fiscal years:

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
					Awards		Payout(s)
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Thomas J. Shaw, President and CEO	2001 2002 2003	250,016 250,016 250,016
Steven R. Wisner, Executive Vice President, Engineering and Production	2001 2002 2003	150,010 150,010 191,544	0 0 40,200			0 20,000 12,500
Douglas W. Cowan, Vice President, Chief Financial Officer, and Treasurer	2001 2002 2003	142,501 142,501 187,501	5,000 0 37,400			0 25,000 125,000
Michele M. Larios, Vice President, General Counsel, and Secretary	2001 2002 2003	120,016 122,437 183,462	0 28,500 62,100			0 25,000 124,600
Russell B. Kuhlman, Vice President, Sales	2001 2002 2003	105,019 105,019 105,020	0 1,000 24,700			0 20,000 79,400

The following sets forth the total individual grants of stock options and freestanding stock appreciation rights (“SARs”) made by us to persons listed in the above Summary Compensation Table during the last completed fiscal year:

Option/SAR Grants in Last Fiscal Year*

Individual Grants

Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
Thomas J. Shaw	0	N/A	N/A	N/A
Steven R. Wisner	12,500	1.6%	$8.65	6/23/13
Douglas W. Cowan	125,000	16.2%	$8.65	6/23/13
Michele M. Larios	124,600	16.1%	$8.65	6/23/13
Russell B Kuhlman	79,400	10.3%	$8.65	6/23/13

*	The options were issued under the 1999 Stock Option Plan as amended which is incorporated herein by reference to Exhibit No. 3.12 of the Company’s Registration Statement on Form 10-SB filed on June 23, 2000, and Exhibit No. 10.13 of the Company’s Form 10-KSB filed on March 31, 2003. These options are exercisable three years after the date of grant.

The following sets forth information regarding the exercise of options by the above executives and the year-end value of their unexercised options:

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised in-the- Money Options/SARs at FY- End ($) Exercisable/Unexercisable
Thomas J. Shaw	0	0	0	0
Steven R. Wisner	0	0	167,500/32,500	$7,000/0
Douglas W. Cowan	0	0	50,000/150,000	0
Michele M. Larios	0	0	50,400/149,600	0
Russell B. Kuhlman	0	0	50,600/99,400	0

COMPENSATION OF DIRECTORS

We pay each non-employee Director a meeting fee of $250 for each Board meeting attended. In the past, the Company has granted to each Director (except Mr. Shaw) stock options for Common Stock. We do not pay any additional amounts for committee participation or special assignment. Each independent Director received a one-time stipend of $5,000 in addition to the per meeting payment.

EMPLOYMENT AGREEMENT

There are no employment agreements in place involving Officers or Directors, except as set forth below:

Thomas J. Shaw

We have a written employment agreement with Thomas J. Shaw, our President and Chief Executive Officer, for an initial period of three years which ended September 2002 that automatically and continuously renews for consecutive two-year periods. The agreement is terminable either by us or Thomas J. Shaw upon 30 days’ written notice. The agreement provides for an annual salary of at least $150,000 with an annual salary increase equal to no less than the percentage increase in the Consumer Price Index during the previous calendar year. The agreement provides that his salary shall be reviewed by the Board of Directors each January, which shall make such increases as it considers appropriate. He is also entitled to participate in all executive bonuses as the Board of Directors, in its sole discretion, shall determine.

Under the employment agreement, we will also provide certain fringe benefits, including, but not limited to, participation in pension plans, profit-sharing plans, employee stock ownership plans, stock appreciation rights, hospitalization and health insurance, disability and life insurance, paid vacation, and sick leave. We also reimburse him for any reasonable and necessary business expenses, including travel and entertainment expenses, necessary to carry on his duties. Pursuant to the employment agreement, we have agreed to indemnify Mr. Shaw for all legal expenses and liabilities incurred with any proceeding involving him by reason of his being an Officer or agent. We have further agreed to pay reasonable attorney fees and expenses in the event that, in his sole judgment, he needs to retain counsel or otherwise expend his personal funds for his defense.

He has agreed to a one-year non-compete, not to hire or attempt to hire employees for one year, and to not make known our customers or accounts or to call on or solicit our accounts or customers in the event of termination of his employment for one year unless the termination is without cause or pursuant to a change of control of the Company. Furthermore, Mr. Shaw has the right to resign in the event that there is a change in control which is defined as a change in the majority of Directors within any 12 month period without two-thirds approval of the shares outstanding and entitled to vote, or a merger where less than 50 percent of the outstanding stock survives and a majority of the Board of Directors remains, or the sale of substantially all of our assets, or any other person acquires more than 50 percent of the voting capital. Mr. Shaw retained the right to participate in other businesses as long as they do not compete with us and so long as he devotes the necessary working time to the Company.

PROPOSAL NO. 2

AUTHORIZATION OF THE DELETION OF SECTION (b)

OF ARTICLE X OF THE SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION

A proposal will be presented to authorize an amendment of the Company’s Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to delete Section (b) of Article X thereof. Currently, Section (b) of Article X reads as follows, “b) Stockholder Nomination of Director Candidates. Advance notice of stockholder nominations for the election of directors shall be submitted to the Board of Directors at least five days prior to the scheduled date for the next annual meeting of stockholders.” We are requesting authorization to delete this provision because it is inconsistent with federal proxy rules and because it does not allow sufficient notice of such nominations to be considered by the Nominating Committee and the Board of Directors for inclusion of such nominees in the Board’s proxy solicitation. In the event this proposal is approved by the affirmative vote of at least two-thirds of the outstanding shares of Common Stock entitled to vote, the Officers will take all reasonably necessary actions to file an amendment of the Company’s Articles of Incorporation to delete Section (b) of Article X. If deletion of this section is authorized by the shareholders, the Company will utilize the notice periods for stockholder nominations and shareholder proposals set forth in the federal proxy rules.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED AUTHORIZATION TO DELETE SECTION (b) OF ARTICLE X OF THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION.

ATTENDANCE OF ACCOUNTANTS AT MEETING

CF & Co. has been selected again as our independent accountants for the year ending December 31, 2004. A representative of CF & Co. will attend the Annual Meeting and will have the opportunity to make a statement if he or she so desires. The CF & Co. representative will be available to respond to appropriate shareholder questions at that time.

CHANGES IN ACCOUNTANTS IN LAST TWO FISCAL YEARS

The Company dismissed PricewaterhouseCoopers LLP (“PWC”) as its independent accountants effective as of June 24, 2002, upon the recommendation of the Audit Committee and the approval of the Board of Directors. Subsequently, the Board of Directors authorized and the Company appointed CF & Co. to serve as the Company’s independent accountants for the year ended December 31, 2002. Our common stockholders ratified the appointment on September 20, 2002. CF & Co.’s engagement commenced effective as of June 24, 2002.

PWC served as the Company’s independent accountants for the fiscal years ended December 31, 2001, and 2000. PWC’s reports on the Company’s financial statements for each of the years ended December 31, 2001, and December 31, 2000 (the “Reports”), did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles except that the report for 2001 included an explanatory paragraph emphasizing: 1) the Company’s limited access to the hospital market and 2) classification of a note payable. During the two fiscal years of the Company ended December 31, 2001, and the interim period through June 24, 2002, there were no disagreements with

PWC within the meaning of Instruction 4 of Item 304 of Regulation S-B on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PWC’s satisfaction, would have caused PWC to make reference to the subject matter of the disagreements in connection with its Reports and there were no “reportable events” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-B).

A letter from PWC addressed to the SEC was included as Exhibit 16 to a Form 8-K filed on June 28, 2002. Such letter stated that PWC agreed with the above statements.

AUDIT FEES

The aggregate fees billed by CF & Co. for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our Forms 10-QSB, and services normally provided in connection with statutory and regulatory filings for fiscal 2003 and 2002 were $115,415.00 and $95,599.83, respectively.

TAX FEES

The aggregate fees billed by CF & Co. for tax return preparation in fiscal 2003 and 2002 were $10,000.00 and $6,725.00, respectively.

PRE-APPROVAL POLICIES AND PROCEDURES

Our Audit Committee pre-approval process requires that before an accountant is engaged to render audit or non-audit services, the engagement is approved by the Audit Committee. All of the non-audit related services, all of which were tax preparation services, were pre-approved by the Audit Committee.

DELIVERY OF DUPLICATE DOCUMENTS TO SHAREHOLDERS

Only one annual report (on Form 10-KSB) and Proxy Statement will be delivered to each household, including those with more than one shareholder, unless we receive contrary instructions from one or more of the multiple shareholders living in the same household. Upon written or oral request to Mr. Douglas W. Cowan, Vice President and Chief Financial Officer, at 511 Lobo Lane, Little Elm, Texas 75068-0009 (972-294-1010), we shall promptly deliver to any shareholder at a shared address to which a single copy of either the Form 10-KSB annual report or Proxy Statement was delivered, a separate copy of either document. Shareholders receiving multiple copies of the Form 10-KSB or Proxy Statement who desire to receive only single copies should make such request, either orally or in writing, to Mr. Cowan as set forth above.

OTHER MATTERS

We do not anticipate that any other matters will be raised at the Annual Meeting. Management is not aware of any other matters that are to be presented at the Annual Meeting and has not been advised that other persons will present any such matters. However, if other matters properly come before the Annual Meeting, the individuals named in the accompanying proxy card shall vote on such matters in accordance with their best judgment.

LIMITED DISCRETIONARY AUTHORITY TO VOTE PROXIES

The proxy cards for the 2004 annual meeting grant the proxies the right to vote in their discretion on matters submitted to the shareholders where the Company did not receive written notice of any such proposal by June 24, 2004. No written notice of any proposal has been received.

SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2005 ANNUAL MEETING

Any Common Stockholder of record of the Company, who desires to submit a proper proposal for inclusion in the proxy materials relating to the next Annual Meeting of shareholders, must do so in writing, addressed to the Secretary, Michele M. Larios, and the proposal must be received at the Company’s principal executive offices located at 511 Lobo Lane, Little Elm, Texas 75068-0009, by April 15, 2005. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

Except in the case of proposals made in compliance with the proxy rules for inclusion in the Company’s proxy statement, shareholders desiring to bring any other business before the annual meeting in 2005, in accordance with the Company’s Amended and Restated Bylaws, must comply with certain procedures. Such proposals must be delivered to or mailed and received by the Company 45 days before the mailing date of the 2004 Proxy Statement (June 29, 2005). Such notice should be addressed to Michele M. Larios, Secretary, and should set forth, as to each matter the shareholder proposes to bring before the annual meeting, the following information: a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; b) the name and address of the shareholder; c) the number of shares beneficially owned by the shareholder; and d) any material interest of the shareholder in such business.

The deadline for timely submitting shareholder proposals for consideration at next year’s annual meeting is June 29, 2005. Proposals received after this date will be considered untimely and may not, in the Board of Directors discretion, be addressed at the next annual meeting. In the event the Board of Directors decides to substantially alter the date of the 2005 annual meeting, the proper deadlines for submission of shareholder proposals will be published in a Form 10-QSB.

Proxies for the 2005 annual meeting will be voted on matters that are submitted to a vote of the shareholders at the discretion of the Proxies for matters that the Company does not have notice of before June 29, 2005.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

DIRECTOR NOMINATIONS TO BE CONSIDERED BY THE BOARD IN 2005

Nominations for the election of Directors may be made by shareholders entitled to vote generally in the election of Directors. In the discretion of the Nominating Committee, the committee may solicit nominations from the shareholders. In addition, a shareholder may nominate a person, on their own initiative, for consideration for recommendation by the Board to the shareholders in our proxy statement for the 2005 annual meeting. To make such a recommendation, a shareholder should deliver written notice of such shareholder’s nomination, either by personal delivery or by registered or certified United States mail, postage prepaid, to Michele M. Larios, the Secretary of the Company, by April 15, 2005. Such notice shall set forth:

1.	The name and address of the shareholder making the nomination and of the person to be nominated;

2.	A representation that the shareholder is a holder of record of Common Stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting;

3.	A description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is being made by the shareholder;

4.	Such other information regarding the nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the then current proxy rules of the SEC; and

5.	The consent of the nominee to serve as a Director if so recommended by the Board and duly elected at the annual meeting by the shareholders.

We evaluate Director nominees recommended by shareholders in the same manner in which we evaluate other Director nominees. Please see CORPORATE GOVERNANCE-Nominating Committee for a description of the consideration given to shareholder recommended nominees.

The Nominating Committee considers nominees recommended by the Board, Management, and the shareholders. Furthermore, the committee is empowered, when necessary in its judgment, to retain and compensate third party search firms to assist in identifying or evaluating potential nominees.

ANNUAL REPORT ON FORM 10-KSB

The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, has been previously distributed to all stockholders. The Annual Report on Form 10-KSB is not incorporated in the Proxy Statement and is not to be considered a part of the soliciting material. The Company will provide, without charge, to each person solicited, upon the written request of any such person, a copy of our annual report on Form 10-KSB, including the financial statements and the financial statement schedules, required to be filed with the SEC pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the most recent fiscal year. Such requests should be submitted to Douglas W. Cowan, Vice President and Chief Financial Officer, at 511 Lobo Lane, P.O. Box 9, Little Elm, Texas 75068-0009.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Company’s 1999 Stock Option Plan and the First Amendment to the Company’s 1999 Stock Option Plan are incorporated herein by reference to the Company’s Form 10-SB filed on June 23, 2000, and Form 10-KSB filed on March 31, 2003, respectively. The Company will provide, without charge, to each person to whom a Proxy Statement is delivered, upon written or oral request, a copy of these documents incorporated herein by reference. Such requests should be submitted to Mr. Douglas W. Cowan, Vice President and Chief Financial Officer, at 511 Lobo Lane, Little Elm, Texas 75068-0009. The telephone number is 972-294-1010.

Appendix 1

RETRACTABLE TECHNOLOGIES, INC.

AUDIT COMMITTEE CHARTER

I. STATEMENT OF PURPOSE

A. The Audit Committee shall represent and assist the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices and legal compliance of Retractable Technologies, Inc. (the “Company”). The Audit Committee has general responsibility for oversight of the accounting and financial processes of the Company, including oversight of: (1) the integrity of the Company’s financial statements and its financial reporting and disclosure practices, (2) the Company’s compliance with legal and regulatory requirements, and (3) the qualification and independence of the Company’s auditors and the performance of the annual audit and interim reviews of the Company’s financial statements by the independent auditors. The Audit Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

B. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company’s independent auditors.

II. AUDIT COMMITTEE MEMBERS

A. The Audit Committee shall consist of at least three members appointed by the Board of Directors, one of whom shall be appointed as Chairperson. The Audit Committee shall consist entirely of “independent” members of the Board of Directors. “Independent” means a director who: (i) satisfies all criteria for independence established by the Securities and Exchange Commission (the “SEC”), (ii) meets The American Stock Exchange (the “AMEX”) definition of “independence” (including all criteria imposed with respect to service on an audit committee), and (iii) is otherwise free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee, all as determined by the Board of Directors.

B. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, statement of operations, statement of changes in stockholders’ equity, cash flow statement, and related notes to financial statements as determined in the Board of Directors’ judgment.

C. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including, but not limited to, being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities in compliance with criteria established by AMEX and, in addition, shall have such accounting or related financial management expertise as required to be an “audit committee financial expert” in compliance with the criteria established by the SEC, both as determined in the Board of Directors’ judgment. The identity of such financial expert and whether such financial expert meets the SEC’s “independence” criteria shall be disclosed in the Company’s annual report as filed with the SEC and such other reports as the SEC may require.

D. The members of the Audit Committee shall be elected annually by the Board of Directors and shall serve until their successors shall be duly elected and qualified. Unless a chair is elected by the full Board of Directors, the members of the Audit Committee may designate a chair by majority vote of the full Audit Committee.

III. POWERS, DUTIES, AND RESPONSIBILITIES

A. Oversight of Company Relationship with Its Independent Auditors

1. The Audit Committee of the Company shall have sole authority and responsibility to appoint and engage a public accounting firm to serve as the Company’s independent auditors and to perform the Company’s annual audit. This authority shall include the sole discretion to retain and discharge such independent auditors and to approve the terms and conditions of all audit engagements as well as all significant non-audit engagements with such independent auditors, including a determination of the compensation to be paid to such independent auditors.

2. The Audit Committee shall oversee the work performed by the Company’s independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting). Such independent auditors shall report directly to the Audit Committee, although they shall remain accountable to the entire Board of Directors as well as to the Audit Committee.

3. The Audit Committee shall review with the independent auditors the scope of the audit, pre-approve the audit services (which may entail providing comfort letters in connection with securities underwritings) to be performed by the independent auditors, review the results of the annual audit examination, review the interim results, and any other reports of the independent auditors with respect to the Company’s financial statements or policies.

4. The Audit Committee shall pre-approve all non-audit services provided to the Company by the independent auditors. Pre-approval shall be either: (i) specifically granted by the Audit Committee or (ii) granted pursuant to pre-approval policies and procedures established by the Audit Committee, provided the Audit Committee is informed of each non-audit service. In no event shall approval be granted for any non-audit service that the SEC, AMEX, or other applicable regulatory authority determines is impermissible. As may be required by the SEC, the Audit Committee shall disclose the approval of non-audit services and/or any pre-approval policies and procedures in periodic reports filed by the Company with the SEC.

5. The Audit Committee shall periodically assess the independence of the Company’s auditors as defined by the rules, regulations, and standards of the SEC, the AMEX, and other applicable authorities. The Audit Committee shall, at least annually, obtain and review a report by the Company’s independent auditors describing: (1) the firm’s internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (3) all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard 1. Furthermore, the Audit Committee shall discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

B. Audit Practices and Financial Reporting Matters

1. The Audit Committee shall obtain and review all reports and other information that the independent auditors are required by law, rule, or regulation to submit to the Audit Committee, including periodic reports on: (1) all critical accounting policies and practices to be used by the Company, (2) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) in effect from time to time that have been discussed with management, the ramification of the use of such alternative disclosures and treatment, and the treatment preferred by the independent auditors, and (3) other material written communications between the independent auditors and management of the Company.

2. The Audit Committee shall discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit and certain information related to the auditors’ judgments about the quality, not just the acceptability, of the Company’s accounting principles.

3. The Audit Committee shall review and discuss with management and the independent auditors the Company’s annual audited financial statements and quarterly financial statements, including a discussion of the Company’s disclosures under “Management’s Discussion and Analysis or Plan of Operation” and a discussion with the independent auditors of their judgments as to the quality of the Company’s accounting principles.

4. The Audit Committee shall review with management and the independent auditors the results of any significant matters identified as a result of the independent auditors’ interim review procedures prior to the filing of each quarterly report.

5. The Audit Committee shall review changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports, and make reports on the foregoing to the Board of Directors.

6. The Audit Committee shall review as necessary and appropriate with the independent auditors any audit problems or difficulties and management’s response, including any restrictions on the scope of the independent auditors’ activities or access to information and any significant disagreements with management.

C. Company Governance Policies and Compliance

1. The Audit Committee shall prepare the report that SEC rules require to be included in the Company’s annual proxy statement.

2. The Audit Committee shall review and discuss with management financial risk exposures and measures management has taken to monitor and control such exposures.

3. The Audit Committee shall annually review and assess the adequacy of this Charter and make recommendations to the Board of Directors necessary to provide for the continued adequacy of the Charter to achieve its stated purpose.

4. The Audit Committee shall review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Company’s financial statements or accounting policies.

5. The Audit Committee shall establish and maintain procedures for (a) the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns of questionable accounting or auditing matters.

6. The Audit Committee shall review and approve any related party transactions.

7. The Audit Committee shall obtain reports from management that the Company is in conformity with applicable legal requirements and the Company’s Amended and Restated Bylaws and advise the Board with respect to the Company’s policies and procedures regarding compliance therewith.

D. General Powers

1. The Audit Committee shall have the ability (but not the obligation) to conduct or authorize, if it considers appropriate, investigations into any matters within the scope of its responsibilities.

2. The Audit Committee shall have the authority (without separate approval from the Board of Directors) to obtain advice, services, and assistance from outside legal, accounting, or other advisors, as the Audit Committee deems necessary to assist it in carrying out its responsibilities, and to determine the compensation for any such advisors.

3. The Audit Committee shall perform such activities consistent with this Charter, the Company’s Amended and Restated Bylaws, and applicable law as the Board of Directors or the Audit Committee deems necessary or appropriate.

4. The Audit Committee may otherwise make regular reports and recommendations to the Board of Directors within the scope of its functions.

5. Any expenses arising from Audit Committee activities relating to powers, duties, or responsibilities set forth in this Charter shall be borne by the Company.

IV. AUDIT COMMITTEE MEETINGS

A. The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The meetings may be either in person or telephonic and at such times and places as the Board of Directors or the Audit Committee determines. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

B. The majority of the members of the Audit Committee shall constitute a quorum for Audit Committee meetings and, unless otherwise required by this Charter or the Company’s Amended and Restated Bylaws, action may be taken by majority vote of the members present at such meetings. Minutes shall be maintained of each meeting.

C. At the next meeting of the Board of Directors following any meeting of the Audit Committee, a report of the Audit Committee findings and actions shall be rendered by the Chairman of the Audit Committee.

The above constitutes the complete Audit Committee Charter of Retractable Technologies, Inc. effective as of May 11, 2004.

/s/ Thomas J. Shaw
THOMAS J. SHAW
Chairman of the Board

ATTEST:

/s/ Michele Larios
MICHELE LARIOS, Secretary

Appendix 2

PROXY FOR COMMON STOCK

RETRACTABLE TECHNOLOGIES, INC.

511 Lobo Lane

Little Elm, Texas 75068-0009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of Retractable Technologies, Inc. (the “Company”) to be held on September 17, 2004, at 10:00 a.m., central standard time, at the Community Center of Little Elm, 107 Hardwicke Lane, Little Elm, Texas 75068 (the “Annual Meeting”), and the Proxy Statement in connection therewith, and appoints Thomas J. Shaw and Steven R. Wisner, and each of them, individually, as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned as of the close of business on July 19, 2004, at the Annual Meeting of shareholders or any adjournment or postponement thereof.

At the Annual Meeting, the following matters proposed by the Company’s Board of Directors will be voted on by the holders of Common Stock:

1.	The election of five Class 2 Directors; and

2.	The authorization of the deletion of Section (b) of Article X of the Company’s Second Amended and Restated Articles of Incorporation.

The matters to be voted on are not related to or conditioned on the approval of other matters.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

RETRACTABLE TECHNOLOGIES, INC.

September 17, 2004

COMMON STOCK

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF CLASS 2 DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	ELECTION OF FIVE CLASS 2 DIRECTORS:

	FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)
	☐	☐	☐

	NOMINEES:	☐ THOMAS J. SHAW ☐ STEVEN R. WISNER ☐ DOUGLAS W. COWAN ☐ CLARENCE ZIERHUT ☐ MARWAN SAKER

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.	TO AUTHORIZE THE DELETION OF SECTION (b) OF ARTICLE X OF THE COMPANY’S SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION:

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

It is understood that, when properly executed, this Proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY WILL BE VOTED “FOR ALL NOMINEES” AND “FOR” PROPOSAL 2. IF THE PROXY IS EXECUTED IN SUCH A MANNER SO AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, IT SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR SUCH NOMINEE.

The undersigned hereby revokes all previous proxies related to the shares covered hereby and confirms all their said proxies and their substitutes may do by virtue hereof.

PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date

Signature of Stockholder	Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.